Exhibit 99.1

STUNNING GROWTH CONTINUES…

“STAN LEE’S SUPERHERO KINDERGARTEN” GARNERS OVER 4 MILLION VIEWS SINCE PREMIERE THIS LAST WEEKEND ON KARTOON CHANNEL!

Star and Co-Executive Producer Arnold Schwarzenegger to Appear Today on “The Kelly Clarkson Show” to Promote the Series with Exclusive Clip as New Episode Goes Live

Beverly Hills, CA; April 30, 2021: Following the hugely successful world premiere of Genius Brands International, Inc.’s (“Genius Brands”) (NASDAQ:GNUS) Stan Lee’s Superhero Kindergarten, last weekend on Kartoon Channel!, Genius Brands today announced continued growth of viewership with the first two episodes having garnered over 4 million views and counting. Series star and executive producer Arnold Schwarzenegger will be a guest today on The Kelly Clarkson Show (check local listings) to talk about this collaboration with Stan Lee.and his work on the animated kid’s series.

Head of the network, Kartoon Channel! General Manager Jon Ollwerther stated: “Four million views of the show in our Premiere Week, blew the hinges off our expectations. Clearly, Stan Lee’s Superhero Kindergarten, starring Arnold is resonating with our audience, and we only expect our viewership to continue to grow as we premiere a new episode today, and each coming Friday. Arnold’s continued promotion across his massive fan base has proven powerful, and his appearance today on The Kelly Clarkson Show, following his appearance Monday night on Jimmy Kimmel Live!, will complement our ongoing marketing strategy which includes influencers, television, digital, and print.”

A new episode of Stan Lee’s Superhero Kindergarten is premiering today and every Friday, available only on Kartoon Channel! The series is available by downloading the free Kartoon Channel! streaming app on Apple and Android devices; on Amazon Prime, on connected TVs and devices by Samsung, LG, Roku, Tubi, Amazon Fire Stick; on Youtube; and more; or by visiting www.kartoonchannel.com.

Stan Lee’s Superhero Kindergarten is geared towards kids and families and focuses on the adventures of six unique kids who are learning to master their super skills, along with their ABCs. With the help of their teacher Arnold Armstrong (AKA ‘Captain Fantastic’, the greatest superhero to ever live!).

It all began five years ago when Arnold Armstrong faced off in a final fight against his nemesis, the evil Dr. Superior, that left him powerless. Little did anyone know that during the fight, super-energy particles rained down on a group of unsuspecting toddlers. Now, those toddlers are kindergarten students at Greenville Elementary School who, with the help of Arnold Armstrong, must learn to control their powers as they go on super adventures! Arnold Armstrong’s mission: to train these kids to use their super-powers safely without revealing their identities. They learn the values of teamwork, health, diversity and anti-bullying while also protecting their town from rivals, and the nefarious Dr. Superior who has returned as Headmaster Danforth of the Academy for Superior Children across town.

Fun for the whole family, the series opens up the superhero genre for a whole new demographic and draws kids in with action and comedy, while parents can appreciate the quality of content synonymous with Stan Lee. Season one of the series includes 26 half-hour long episodes that began with a two-episode double feature and will be rolled out on a weekly basis every Friday.

Stan Lee’s Superhero Kindergarten features Schwarzenegger, voice-directed by John Landis, one of the most successful movie directors of all time, with Steven Banks, former head writer for SpongeBob SquarePants, serving as head writer for the series. The series is produced by Genius Brands and Stan Lee’s POW! Entertainment in association with Schwarzenegger’s Oak Productions. Gill Champion, CEO of Stan Lee’s POW! Entertainment; Andy Heyward, Chairman & CEO of Genius Brands; Schwarzenegger; and Paul Wachter of Main Street Advisors serve as executive producers.

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About Kartoon Channel!

Available everywhere and anywhere kids are today, Genius Brands’ streaming network, Kartoon Channel!, is a family entertainment destination that delivers enduring childhood moments of humor, adventure, and discovery.

Delivering 1000’s of episodes of carefully curated free family-friendly content, the channel features animated classics for little kids, including The Wubbulous World of Dr. Seuss, Babar, Mello Dees, Super Simple Songs and Baby Genius, and hit content for bigger kids, such as Pac-Man, Angry Birds, and Yu-Gi-Oh, to original programming like Stan Lee’s Superhero Kindergarten, now premiering and starring Arnold Schwarzenegger, KC! Pop Quiz coming in spring 2021, and Shaq’s Garage, starring Shaquille O’Neal for 2022. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom!, including Baby Einstein, and More.

Kartoon Channel! delivers positive and purposeful content that is widely available and easily accessible across all platforms (Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Android TV, Android Mobile, Google Play, Xumo, Roku, Tubi, Samsung Smart TVs, and LGTVs).

Kartoon Channel! can also be streamed on TVs and mobiles device by downloading the app, or on desktops by visiting www.kartoonchannel.com

And that’s Kartoon with a “K!” – Arnold Scharzennegger

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s ‘content with a purpose’ portfolio includes Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; Llama Llama, starring Jennifer Garner, on Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! and Kartoon Classroom! are available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Sling TV, Amazon Prime, Amazon Fire, Apple TV, Apple i0s, Android TV, Android Mobil, Google Play, Xumo, Roku, Tubi, KartoonChannel.com, Samsung Smart TVs and LG TVs. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@gnusbrands.com

INVESTOR RELATIONS CONTACT:

ir@gnusbrands.com

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